                                                                      EXHIBIT 11

                               COGNEX CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

    Weighted average common and common share equivalents were computed as follows:

                                                                  THREE MONTHS ENDED              NINE MONTHS ENDED
                                                              OCTOBER 1,      OCTOBER 2,      OCTOBER 1,      OCTOBER 2,
                                                                 1995            1994            1995            1994
                                                              ----------      ----------      ----------      ----------
                                                                     (UNAUDITED)                    (UNAUDITED)
Weighted average common shares outstanding..............      19,096,029      17,227,222      18,974,977      17,161,174
Weighted average options outstanding....................       3,744,414       3,723,904       3,800,911       3,770,232
Shares assumed to be purchased..........................      (1,798,017)     (2,532,478)     (1,987,846)     (2,535,173)
                                                              ----------      ----------      ----------      ----------
Primary weighted average common and common share
  equivalents outstanding...............................      21,042,426      18,418,648      20,788,042      18,396,233
Dilutive effect of weighted average shares..............           1,832             242         223,938           1,055
                                                              ----------      ----------      ----------      ----------
Fully diluted weighted average common and common share
  equivalents outstanding...............................      21,044,258      18,418,890      21,011,980      18,397,288
                                                              ==========      ==========      ==========      ==========